UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2017

ADVANCED CREDIT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132 (Commission File Number)	26-2118480 (IRS Employer Identification No.)
871 Venetia Bay Blvd, #220-230, Venice, FL (Address of principal executive offices)	34285 (Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.01 - Completion of Acquisition of Assets.

On July 28, 2017, the shareholders of Advanced Credit Technologies, Inc. (the “Company”) approved the entry into an asset purchase agreement between the Company and CartenTech LLC to acquire the CyberloQ™ banking fraud prevention technology. Further details are provided in item 5.07 below.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2017, the directors of the Company held an annual meeting and elected the following persons to serve as the officers of the Company:

Christopher Jackson was elected to serve as the President, Treasurer and Secretary of the Company, Enrico Giordano was elected to serve as the Vice-President of the Company, and Mark Carten was elected to serve as the Chief Technical Officer of the Company.

In addition, on July 28, 2017, the shareholders of the Company approved compensation agreements for the officers of the Company. Further details are provided in item 5.07 below.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On July 28, 2017, the Company held an annual meeting by written consent pursuant to Section 78.320(2) of the Revised Statutes of the State of Nevada where the majority of the voting shares of the Company voted to approve the following items.

Acquisition of Ownership or the CyberloQ™ Technology

On July 28, 2017, the shareholders approved the entry into an asset purchase agreement (the “Agreement”) between Advanced Credit Technologies, Inc. and CartenTech LLC (“CartenTech”) to acquire the CyberloQ™ banking fraud prevention technology. (the “Technology”) Pursuant to the Agreement, the prior license agreement between the Company and CartenTech is now terminated, and the Company is now the exclusive owner of the CyberloQ™ banking fraud prevention technology along with all intellectual property rights associated with the Technology.

The owner of CartenTech LLC is Mark Carten, the inventor of the Technology. Mark Carten is also a director and the Chief Technical Officer of Advanced Credit Technologies, Inc. As consideration for the acquisition of the Technology, CartenTech will receive: (a) an initial payment of $50,000, (b) payment of $150,000 within 150 days after the closing, and (c) 4,000,000 shares of the Company’s common stock.

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The payment of $150,000 within 150 days after the closing has been secured by a promissory note from the Company, and the Agreement provides CartenTech LLC the option to repurchase the Technology if the Company fails to pay the additional $150,000 or if the Company is adjudicated to be insolvent, a bankruptcy petition is filed, an assignment for the benefit of creditors is filed, or a receiver, custodian or trustee is appointed and not dismissed within ninety days.

Election of Directors

The following persons were elected to serve as directors of the Company: Christopher Jackson, Enrico Giordano, Mark Carten and Lynwood Farr. All of the aforementioned directors were elected for a term of one-year or until such time that his or her successor is duly elected and qualified. All of the aforementioned directors shall serve without compensation for their service on the Company’s Board of Directors. However, the directors who also serve as officers will be compensated in their capacities as officers of the Company.

Compensation of Officers

On July 28, 2017, the shareholders approved employment contracts with the Company’s officers: Christopher Jackson, Enrico Giordano and Mark Carten.

Christopher Jackson

The Company entered into an employment contract with Christopher Jackson to serve as the Company’s President, Treasurer and Secretary. The contract is on an at-will basis, and the base salary is set at $90,000 per year.

In addition, the contract provides for a potential annual bonus if the Company determines that it has sufficient working capital to (a) continue to carry-out its day-to-day operations including overhead, expenses, etc. for the next twelve months, and (b) execute and fulfill all projects and contractual obligations which have been undertaken by the Company. Whether or not an annual bonus is granted, and the terms of such bonus, are to be determined by the Company’s Compensation Committee or, if no such committee exists, the Company’s Board of Directors.

Further, the contract provides for an annual stock award of 100,000 shares of the Company’s common stock, and also calls for incentive stock option awards. Specifically, the contract stipulates that the employee shall receive ten (10) stock option awards of 500,000 shares of the Company’s common stock each, upon the Company achieving certain milestones (the “ISO Awards”). The first ISO Award will vest upon the Company achieving (cumulatively) $1,000,000 in Gross Revenues, and each additional ISO Award will vest upon the Company achieving the next $1,000,000 increment in cumulative Gross Revenue. For example, the second Incentive Award will vest upon the company achieving $2,000,000 in cumulative Gross Revenue, the third Incentive Award will vest upon the company achieving $3,000,000 in cumulative Gross Revenue, and so on up until the Company achieves $10,000,000 in cumulative Gross Revenue. The strike price of the ISO Awards shall be set at 110% of the average of the closing bid price for the ten days preceding the Company’s achievement of each milestone. The ISO Awards shall be exercisable for a period of up to five(5) years from the date that they vest, and will be subject to the provisions of the Company’s Executive Incentive Stock Option Plan.

Finally, the contract provides that the total compensation paid (whether base salary, bonus compensation, award of stock, award of any stock option, or otherwise) shall be identical to and with the total compensation paid by the Company to its Vice-President and Chief Technical Officer.

Mr. Jackson does not have any family relationships with any other director or officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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Enrico Giordano

The Company entered into an employment contract with Enrico Giordano to serve as the Company’s Vice-President. The contract is on an at-will basis, and the base salary is set at $90,000 per year.

In addition, the contract provides for a potential annual bonus if the Company determines that it has sufficient working capital to (a) continue to carry-out its day-to-day operations including overhead, expenses, etc. for the next twelve months, and (b) execute and fulfill all projects and contractual obligations which have been undertaken by the Company. Whether or not an annual bonus is granted, and the terms of such bonus, are to be determined by the Company’s Compensation Committee or, if no such committee exists, the Company’s Board of Directors.

Further, the contract provides for an annual stock award of 100,000 shares of the Company’s common stock, and also calls for incentive stock option awards. Specifically, the contract stipulates that the employee shall receive ten (10) stock option awards of 500,000 shares of the Company’s common stock each, upon the Company achieving certain milestones (the “ISO Awards”). The first ISO Award will vest upon the Company achieving (cumulatively) $1,000,000 in Gross Revenues, and each additional ISO Award will vest upon the Company achieving the next $1,000,000 increment in cumulative Gross Revenue. For example, the second Incentive Award will vest upon the company achieving $2,000,000 in cumulative Gross Revenue, the third Incentive Award will vest upon the company achieving $3,000,000 in cumulative Gross Revenue, and so on up until the Company achieves $10,000,000 in cumulative Gross Revenue. The strike price of the ISO Awards shall be set at 110% of the average of the closing bid price for the ten days preceding the Company’s achievement of each milestone. The ISO Awards shall be exercisable for a period of up to five(5) years from the date that they vest, and will be subject to the provisions of the Company’s Executive Incentive Stock Option Plan.

Finally, the contract provides that the total compensation paid (whether base salary, bonus compensation, award of stock, award of any stock option, or otherwise) shall be identical to and with the total compensation paid by the Company to its President (and/or CEO) and Chief Technical Officer.

Mr. Giordano does not have any family relationships with any other director or officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mark Carten

The Company entered into an employment contract with Mark Carten to serve as the Company’s Chief Technical Officer. The Contract has an initial two-year term with the employee continuing on an at-will basis thereafter. During the initial two-year term, the employee can be removed for cause defined as criminal negligence or other wrongful conduct including but not limited to fraud, embezzlement, or material theft or self-dealing; willful misconduct damaging to the Company or its reputation, products, services, or customers; intentional violation of any law or regulation; any unauthorized disclosure of any trade secret or confidential information of the Company; continued failure to perform applicable duties owed to the Company; or being charged with a felony or a misdemeanor that is based on moral turpitude.

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The base salary under the Contract is $90,000 per year. In addition, the contract provides for a potential annual bonus if the Company determines that it has sufficient working capital to (a) continue to carry-out its day-to-day operations including overhead, expenses, etc. for the next twelve months, and (b) execute and fulfill all projects and contractual obligations which have been undertaken by the Company. Whether or not an annual bonus is granted, and the terms of such bonus are to be determined by the Company’s Compensation Committee or, if no such committee exists, the Company’s Board of Directors.

Further, the contract provides for an annual stock award of 100,000 shares of the Company’s common stock, and also calls for incentive stock option awards. Specifically, the contract stipulates that the employee shall receive ten (10) stock option awards of 500,000 shares of the Company’s common stock each, upon the Company achieving certain milestones (the “ISO Awards”). The first ISO Award will vest upon the Company achieving (cumulatively) $1,000,000 in Gross Revenues, and each additional ISO Award will vest upon the Company achieving the next $1,000,000 increment in cumulative Gross Revenue. For example, the second Incentive Award will vest upon the company achieving $2,000,000 in cumulative Gross Revenue, the third Incentive Award will vest upon the company achieving $3,000,000 in cumulative Gross Revenue, and so on up until the Company achieves $10,000,000 in cumulative Gross Revenue. The strike price of the ISO Awards shall be set at 110% of the average of the closing bid price for the ten days preceding the Company’s achievement of each milestone. The ISO Awards shall be exercisable for a period of up to five(5) years from the date that they vest, and will be subject to the provisions of the Company’s Executive Incentive Stock Option Plan.

Finally, the contract provides that the total compensation paid (whether base salary, bonus compensation, award of stock, award of any stock option, or otherwise) shall be identical to and with the total compensation paid by the Company to its President (and/or CEO) and Vice-President.

Mr. Carten does not have any family relationships with any other director or officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K other than the Asset Purchase Agreement with CartenTech LLC, the detail of which have been set forth elsewhere in this Form 8-K.

Adoption of an Equity Incentive Plan

On July 28, 2017, the shareholders approved the 2017 Equity Incentive Plan. (the “2017 Plan”) The 2017 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, and other stock-based awards, collectively, the “stock awards.” Stock awards may be granted under the 2017 Plan to our employees, directors and consultants upon approval by the Board of Directors. The 2017 Plan is the Company’s first equity incentive plan.

The maximum number of shares of common stock available for issuance under the 2017 Plan is 16,000,000 shares. In the event of a change of control, (a) all options and stock appreciation rights shall become immediately exercisable, and (b) all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

Section 8 - Other Events

Item 8.01 - Other Events.

The Company has created a private limited company in the United Kingdom named CyberloQ Technologies LTD. CyberloQ Technologies LTD is a wholly-owned subsidiary of the Company. Moving forward, any business that the Company has in the United Kingdom will be transacted through CyberloQ Technologies LTD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017	ADVANCED CREDIT TECHNOLOGIES, INC. (Registrant) By: /s/ Christopher Jackson Christopher Jackson President, COO & Director

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